FIRST VALLEY BANCORP, INC. FORM 10-QSB QUARTERLY REPORT
MARCH 31, 2006

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Valley Bancorp, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark J. Blum, Executive Vice President, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Mark J. Blum
Mark J. Blum
Executive Vice President, Treasurer
and CFO

The foregoing is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Report or as a separate disclosure document.

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